SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 13, 2011, Dendreon Corporation (the “Company”) issued a press release announcing that the Company intends to offer, subject to market and other conditions, $500 million aggregate principal amount of unsecured convertible senior notes due 2016 (the "Notes") in an underwritten public offering pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), as amended by a post-effective amendment. In connection with the offering of the Notes, the underwriter for the Notes offering expects to distribute in an offering registered under the Securities Act up to $250,000,000 worth of shares of the Company’s common stock to facilitate the hedging of the Notes by buyers of the Notes. The Company also expects to grant the underwriter of the offering of the Notes an option to purchase up to an additional $75 million aggregate principal amount of Notes solely to cover overallotments. A copy of the press release is attached hereto as Exhibit 99.1. The preliminary prospectus supplement and related base prospectus for the offering of the Notes and common stock has been filed with the SEC, available on the SEC’s website, www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

99.1	Dendreon Corporation press release dated January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Executive Vice President, General Counsel and Secretary
Date: January 13, 2011

EXHIBIT INDEX
Exhibit No.	Description
99.1	Dendreon Corporation press release dated January 13, 2011.